Issuer Free Writing Prospectus. Filed pursuant to Rule 433	Registration Statement No. 333-162195	Dated: March 4, 2010

                      Issuer Free Writing Prospectus. Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                            Dated: March 4, 2010
[GRAPHIC OMITTED] X-Alpha USD Total Return Index
                  Global Markets Equity

Performance Report - Feb. 28, 2010

Index Description

The X-Alpha Total Return Index is a quarterly rebalanced, weighted combination of 8 Index Pairs. The Index consists of going 100% long a DB Regional Style
Index and 100% short an equity market benchmark index. There are two Index
Pairs per region - one Growth Index Pair and one Value Index Pair for the US,
Europe, UK and Japan. Each of the 8 Index Pairs is weighted according to a target volatility of 8% and a regional weight. The overall X-Alpha Index has a target volatility of 8%. The Index has an additional return component derived from the Fed Funds rate. The Index has been retrospectively calculated back to
10/22/96 and went live on 10/2/06. The Index is denominated in US$ and is quoted on Bloomberg under the ticker "DBGLXAT." The regional weightings are summarized below:

                            Weight                                        Weight
----------------------------------         ------------------------------------
US Value Index Pair            25%         Euro Value Index Pair             15%
US Growth Index Pair           25%         Euro Growth Index Pair            15%
UK Value Index Pair             5%         Japan Value Index Pair             5%
UK Growth Index Pair            5%         Japan Growth Index Pair            5%

--------------------------------------------------------------------------------
Retrospectively Calculated Returns 10/22/96 - 2/28/10*
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Retrospectively Calculated Annual Returns Through 2/28/10*
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
X-Alpha Vol. Targeted Regional Allocations as of 2/28/10*
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Retrospectively Calculated Performance as of 2/28/10 (%)*
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]
                                                                     Annualized
                                                             --------------------------
Returns      1 Month   3 Months   6 Months    YTD   1 Year   3 Years  5 Years  10 years
---------------------------------------------------------------------------------------
X-Alpha TR      -0.6        2.0       2.0     2.3      7.8       1.3      5.0      10.1
HFRX MN          1.5        0.4       0.6     1.1     -3.7      -2.0      0.4        NA
Fed Funds        0.0        0.0       0.1     0.0      0.2       2.1      3.1       3.0
---------------------------------------------------------------------------------------
X-Alpha Excess Returns
versus
HFRX MN         -2.2        1.6       1.4     1.2     11.5       3.3      4.6        NA
Fed Funds       -0.7        1.9       2.0     2.3      7.7      -0.8      2.0        .2
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
YTD Regional Style Alpha Performance Through 2/28/10*
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Retrospectively Calculated Correlations versus X-Alpha*
--------------------------------------------------------------------------------
                Since 10/22/96 LTM                            Since 10/22/96 LTM
S&P 500             -0.03     0.23           R2000 Value          0.08      0.24
DJ Indus            -0.03     0.20           CROCI US+            0.14      0.37
NASDAQ              -0.11     0.22           MSCI World           0.00      0.24
R3000               -0.02     0.24           EAFE                -0.02      0.18
R3000 Growth        -0.08     0.25           EuroSTOXX 50        -0.18      0.13
R3000 Value          0.06     0.23           FTSE 100            -0.08      0.09
R1000               -0.02     0.24           TOPIX 100           -0.01      0.07
R1000 Growth        -0.09     0.25           JPM Bonds            0.03     -0.06
R1000 Value          0.06     0.23           US REITS             0.14      0.26
R2000                0.04     0.25           DBLCI                0.16      0.21
R2000 Growth         0.01     0.25
----------------------------------           -----------------------------------
--------------------------------------------------------------------------------
Retrospective Distribution of Monthly Returns Since 10/1996*
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Retrospectively Calculated Risk Profile Since 10/22/96*
--------------------------------------------------------------------------------
                           Volatility  LTM             Sharpe Ratio
                            Since 10/22/96       Since 10/22/96 LTM
X-Alpha TR                  6.4%      5.4%           0.87      1.43
MSCI World TR($)           17.2%     20.6%           0.05      2.63
JPM Bond Index              2.8%      2.8%           0.91      1.12
S&P 500 TR($)              21.0%     23.4%           0.08      2.29
HFRX Market Neutral Index   4.4%      4.0%          -0.02     -0.92
Tremont Long Short Index   10.5%      8.1%           0.65      2.20

                    *X-Alpha and its Style Indices have been retrospectively
                    calculated and did not exist prior to the dates specified.
                    Accordingly, the Index results from the respective periods do not reflect actual results. Past performance is not
                    indicative of future performance.

*X-Alpha Index live as of 10/2/06, prior returns are retrospectively calculated.
                                       1               Source for All: Bloomberg

                         Issuer Free Writing Prospectus. Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                            Dated: March 4, 2010
[GRAPHIC OMITTED] X-Alpha USD Total Return Index
                  Global Markets Equity

--------------------------------------------------------------------------------
Summary of Results
--------------------------------------------------------------------------------

x    X-Alpha USD TR returned -0.64% during February, 2010, underperforming market neutral hedge funds by 2.19% (HFRX MN Index was up 1.55% for the month). Over the past 5 years, the annualized return of X- Alpha USD TR has been 5.0% vs. 0.4% for market neutral hedge funds. For the year 2010,
     X-Alpha USD TR has returned 2.3% vs. market neutral hedge funds return of
     1.1%

x    Of the eight Index Constituent Pairs that comprise X-Alpha, six returned positive alpha for the month. Positive alpha returns were generated by
     Euro Growth Alpha (1.2%), Euro Value Alpha (0.8%), UK Growth Alpha (0.5%),
     UK Value Alpha (0.1%), Japan Value Alpha (1.1%) and Japan Growth Alpha
     (1.0%). Negative alpha returns were from US Growth Alpha (-1.4%) and US
     Value Alpha (-2.1%).

x    Due to decrease in volatility in the last few months, exposures of all of the Alpha Indices, is on the higher side, so that the performance impact of positive alpha returns on the X-Alpha Index is increased. The volatility targeting mechanism has lead to an increase in the exposures as volatility is on the decline.

x    In spite of the much higher levels of equity market volatility over the past 12 months, X-Alpha USD TR trailing 12 month volatility stands at
     5.4%, below its 8% target volatility.

Retrospectively Calculated Index Pair Alpha Performance as of 2/28/10 (%)*
                                                                                   Annualized
                                                                          ----------------------------
US Value Alpha          1 Month   3 Months    6 Months     YTD   1 Year   3 Years   5 Years   10 years
------------------------------------------------------------------------------------------------------
                           -2.1        0.3         0.7     0.1      8.1      -0.4       2.6        6.6
US Growth Alpha            -1.4       -1.0        -2.9    -1.0     -2.3      -1.6       0.2        2.6
------------------------------------------------------------------------------------------------------
Euro Value Alpha            0.8        2.3         3.5     3.4     13.6      -1.1      -0.1        5.4
Euro Growth Alpha           1.2        5.6         4.5     5.2     -2.3       0.6       1.4        2.9
------------------------------------------------------------------------------------------------------
UK Value Alpha              0.1       -0.2         0.2     0.1     27.6      -1.6       2.0        7.2
UK Growth Alpha             0.5        4.6         7.1     3.8      8.6      -0.5       3.4        5.5
------------------------------------------------------------------------------------------------------
Japan Value Alpha           1.1        0.3         3.9     2.7     12.4       4.6       3.2        8.0
Japan Growth Alpha          1.0        0.2         1.5     2.0      0.2      -0.1      -1.1        1.8
------------------------------------------------------------------------------------------------------
------------------------------------------------  --------------------------------------------------
Retrospectively Calculated US Alpha Performance*  Retrospectively Calculated Euro Alpha Performance*
------------------------------------------------  --------------------------------------------------

[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

------------------------------------------------  ---------------------------------------------------
Retrospectively Calculated UK Alpha Performance*  Retrospectively Calculated Japan Alpha Performance*
------------------------------------------------  ---------------------------------------------------

[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

*X-Alpha Index live as of 10/2/06, prior returns are retrospectively calculated.
                                       2               Source for All: Bloomberg

Issuer Free Writing Prospectus. Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                            Dated: March 4, 2010
[GRAPHIC OMITTED] X-Alpha USD Total Return Index
                  Global Markets Equity
--------------------------------------------------------------------------------
Retrospective Performance of Underlying DB Style Indices
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Retrospectively Calculated Performance as of 2/28/10 (%)*
------------------------------------------------------------------------------------------------
                                                                               Annualized
                                                                    ----------------------------
Returns             1 Month  3 Months  6 Months     YTD    1 Year   3 Years   5 Years   10 years
------------------------------------------------------------------------------------------------
US Value Index          1.5       1.8      11.3    -0.4     78.0       -3.1       4.3       10.0
US Growth Index         2.1       0.7       7.5    -1.3     53.0       -7.3       0.5        1.8
Euro Value Index       -0.8       0.1       1.2    -4.9     74.9       -9.7       1.3        3.4
Euro Growth Index      -0.1       4.4       5.4    -2.1     39.2       -8.1       2.6        0.3
UK Value Index          4.0       3.9      11.3     0.0    121.4        0.7       8.6       12.4
UK Growth Index         4.3       8.5      19.0     3.2     60.5        3.1      11.1        8.8
Japan ValueIndex        0.3       8.0       1.1     2.2     51.3      -13.7       0.9        4.7
Japan Growth Index      0.4       8.3      -2.2     2.0     22.6      -19.8      -4.5       -4.4

Retrospectively Calculated US Alpha Performance*
[GRAPHIC OMITTED]
Retrospectively Calculated Euro Alpha Performance*
[GRAPHIC OMITTED]

Retrospectively Calculated UK Alpha Performance*
[GRAPHIC OMITTED]
Retrospectively Calculated Japan Alpha Performance*
[GRAPHIC OMITTED]

Retrospectively Calculated DB UK Value vs. FTSE 100 TR*
[GRAPHIC OMITTED]
Retrospectively Calculated DB UK Growth vs. FTSE 100 TR*
[GRAPHIC OMITTED]

Retrospectively Calculated DB Japan Value vs. Topix 100 TR*
[GRAPHIC OMITTED]
Retrospectively Calculated DB Japan Growth vs. Topix 100 TR*
[GRAPHIC OMITTED]

*X-Alpha Index live as of 10/2/06, prior returns are retrospectively calculated.
                                       3               Source for All: Bloomberg

Issuer Free Writing Prospectus. Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                            Dated: March 4, 2010
[GRAPHIC OMITTED] X-Alpha USD Total Return Index
                  Global Markets Equity
                                                                                                                                            .

Glossary:

Alpha: The excess return between two assets, typically a long asset (portfolio)
and short asset (market benchmark)

Annualized Return: Annualized Returns are a measure of how an index would have performed on an annual basis over a period of time greater than one year. They are calculated by comparing the ending index value to the initial index value and then raising that quotient to the power of (365/The number of days between ending date and beginning date) and then subtracting one.

Benchmarks: There are numerous Benchmark Indices referred to in this report.
They represent typical asset classes such as Equity, Fixed Income and Hedge
Funds and are used for performance comparisons that would normally be made by investors.

Correlation: A measure of how one index behaves relative to another index.
Correlation is calculated as the standard deviation of daily percent changes in each index over a period of time, which is then annualized by multiplying by the square root of 252 (the number of trading days in a year).

DB Regional Style Indices: There is a DB Regional Style Index foreach of the four geographical regions and within each region, a DB Regional Value Index and a DB Regional Growth Index.

Distribution of Monthly Returns : Is a measure of the number of times over a time period that the monthly returns of an index fell within certain ranges. It is used to provide a breakdown of typical historical monthly returns.

Exposure: Is a weighting within the X-Alpha Index thatbasedis on the Volatility
Target compared to the most recent 100 day Volatility of each Index Pair or
X-Alpha Index. The Exposure can be between 50% and 150% and is calculated every three months.

Index Pair: An X-Alpha Index Pair is a long/short equity position where 100% is invested long in a DB Regional Style Index (growth and value) and 100% short in the corresponding Regional Large Cap Equity Benchmark Index. It is a measure of the excess return (positive or negative) between the DB Regional Style Index and the Equity Benchmark Index. The performance of each Index Pair is referred to as its Regional Alpha.

Sharpe Ratio: A measure of risk-adjusted return over a period of time, the
Sharpe Ratio is calculated as the quotient of Return and Volatility both whichof are typically annualized over the period.

Volatility Targeting : Is a means by which the exposure to an Index Pair or the
X-Alpha Index itself is determined. It attempts to control the expected ilityvolatof each Index Pair and the X-Alpha Index to keep it at or around 8%.

*X-Alpha Index live as of 10/2/06, prior returns are retrospectively calculated.
                                       4               Source for All: Bloomberg

Issuer Free Writing Prospectus. Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                            Dated: March 4, 2010
[GRAPHIC OMITTED] X-Alpha USD Total Return Index
                  Global Markets Equity

Risk Factors:
LIMITED HISTORY OF THE X-ALPHA INDICES -- Publication of each X-Alpha Indices began on October 3, 2006. Therefore, the X-Alpha Indices have very limited performance history, and no actual investments which allowed a tracking of the
performancelphaoftheIndicesX-A were available before that date. In addition, effective July 17, 2007, the methodology for the calculation of the X-Alpha
Indiceschangedwa by the Index Sponsor. For this reason, the actual performance history of the X-Alpha Indices for the dates between October 3,
200617,and2007Julydoes not reflect the methodology currently in use for the calculation of the X-Alpha Indices.

AN INVESTMENT LINKED OR RELATED TO AN X-ALPHA INDEX WILL NOT NECESSARILY BE THE
SAME AS AN INVESTMENT IN ANY DB REGIONAL STYLE INDEX, THE BENCHMARK INDEX WITH
WHICH IT IS PAIRED OR IN ANY OF THEIR UNDERLYING COMPONENTS -- The X-Alpha
Index closing level on any trading day will depend on the performance, in relation to each pair of Index Constituents which consists of a DB Regional
Style Index and a Benchmark Index (each, an "Index Constituent Pair"),chDB
ofRegionalea Style Index compared to the Benchmark Index with which it is paired. If the overall performance of the DB Regional Style
Indicesaredcomptothe Benchmark Indices, when measured by reference to each
Index Constituent Pair, is positive, the X-Alpha Index closing level
willversely,rise.Conifthe overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each
tuentIndexPair,Constiis negative, the X-Alpha Index closing level will fall.
Therefore, whether or not the X-Alpha Index closing level rises orependsfallsdnot only on whether or not the levels of any of the DB Regional
Style Indices and/or the Benchmark Indices rise or fall but rather on theomparativeoverallc performance of the DB Regional Style Indices to the relevant Benchmark Indices when measured by reference to each Index
Constituentshould,Pair. Youtherefore, carefully consider the composition and calculation of each DB Regional Style Index and each Benchmark Index which
togethereachIndexform Constituent Pair.

THE VALUE OF EACH X-ALPHA INDEX IS BASED UPON THE RETURN OF EACH INDEX
CONSTITUENT PAIR. IF THE RETURN OF A DB REGIONAL STYLE INDEX IS POSITIVE BUT IS
LESS THAN THE RETURN OF A BENCHMARK INDEX WITH WHICH IT IS PAIRED, THE OVERALL
RETURN OF THE RELEVANT INDEX CONSTITUENT PAIR WILL BE NEGATIVE -- The value of the X-Alpha Index is based upon the performance of each DB Regional Style Index relative to that of the Benchmark Index with whichired.itEvenispaif a DB
Regional Style Index achieves a positive return, the Index Constituent Pair of which it is a member could achieve a turnnegativeifthereBenchmark Index included in such Index Constituent Pair achieves a greater positive return.

THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL --
The Index Constituent Pairs are assigned different geographical weightings in the X-Alpha Model as described in "The Deutsche Bank X-Alpha USD
ExcessndexReturn(R)--Index Constituent Pairs" in Underlying Supplement No. 14A
filed by Deutsche Bank AG with the SEC on February 28, 2008. One consequencoftheunequal weighting of the Index Constituent Pairs is that the same return generated by two Index Constituent Pairs,
whethernegative,positiveormay have a different effect on the performance of the
Index.

RETURNS GENERATED BY THE INDEX CONSTITUENT PAIRS MAY OFFSET EACH OTHER -- At a
time when some of the Index Constituent Pairs generate positive returns, other
Index Constituent Pairs may generate positive returns that are eysmallermay generateorth returns that are negative. As a result, positive returns generated by one or more Index Constituent Pairs may be moderated or
moreetbythansmalleroffs positive returns or negative returns generated by the other Index Constituent Pairs, particularly if the Index Constituent
Pairsneratethatpositivege returns are assigned relatively low weightings in the
X-Alpha Model.

THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS IN
EXCHANGE RATES -- For the purposes of determining the returns of the Index
Constituent Pairs, the currency in which any DB Regional Style Index
arkorBenchmIndexis expressed (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate on
eachaytrading.Asresult,d any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a
BenchmarkndexwithwhichI it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB RegionalIndex
andStylesuch Benchmark Index are publicly quoted. In addition, appreciation of the U.S. dollar against the currencies of such indiceshavewouldtheeffect of reducing the impact of positive excess returns from the relevant Index
Constituent Pairs.

THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE
X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT
ON THE PERFORMANCE OF THE INDEX -- As described in "The Deutsche Bank X-Alpha
USD Excess Return(R) Index -- Calculation and Reconstitution of the Index" in
Underlying Supplement filedNo. 14Aby Deutsche Bank AG with the SEC on February
28, 2008, the weighting of each Index Constituent Pair in the X-Alpha
Modeledistoadjusttarget a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimumandofa maximum50% of 150%, the actual volatility realized on the Index Constituent
Pairs and the X-Alpha Model will not necessarily equal the volatilityarget. If returns on the Index Constituent Pairs or the X-Alpha Model coincide with volatility higher than the target, the Index would be exposed lessreturnstosuchthan if the volatility targeting had not been done. If returns on Index Constituent Pairs or the X-Alpha Model coincide with volatilityerthanlowthe target, the Index would be exposed more to such returns than if the volatility targeting had not been done. Such adjustments may haveimpactnegativeonthe performance of the Index.

THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF A BORROW
FEE -- On each trading day, the calculation of the Index closing level will include a deduction of a Borrow Fee to defray transaction costs incurredationintorelthe Index on such day, as described in "The Deutsche Bank
X-Alpha USD Excess Return(R) Index -- Index Costs" in Underlying Supplement No.
14AbyDeutschefiled Bank AG with the SEC on February 28, 2008.

WE ARE ONE OF THE COMPANIES THAT MAKE UP THE DOW JONES EURO STOXX 50 TOTAL
RETURN INDEX(TM), AND OUR COMMON STOCK MAY BE INCLUDED IN TWO OF THE DB
REGIONAL STYLE INDICES, BUT WE ARE NOT AFFILIATED WITH ANY OTHER COMPANY
INCLUDED IN THE DOW JONES EURO STOXX 50 TOTAL RETURN INDEX(TM), ANY OTHER
BENCHMARK INDEX OR ANY DB REGIONAL STYLE INDEX -- We are one of the companies that make up the Dow Jones EURO STOXX 50 Total Return Index(TM), and our common stock may be included in two of the DB Regional Style Indices, but we are not
affiliated with anyotherofthecompanies whose stocks are included in the Dow
Jones EURO STOXX 50 Total Return Index(TM), any of the other Benchmark Indices or DBanyRegionalofthe Style Indices. As a result, we will have no ability to control the actions of such other companies, including
actionsdthataffectcoulthe value of the stocks underlying any of the Benchmark
Indices, the DB Regional Style Indices or the securities or options linked to the X-Alphaes.NoneIndicof the money you pay us will go to the respective sponsors of the Benchmark Indices (the "Benchmark Index Sponsors") or to any
ofcompaniestheother included in the Benchmark Indices or the DB Regional Style
Indices, and none of those companies will be involved in the offeringuritiesoftheorsecoptions linked to an X-Alpha Index in any way. Neither those companies nor the Benchmark Index Sponsors will have any obligation toourconsiderinterestsy as a holder of securities or options linked to an
X-Alpha Index in taking any corporate actions that might affect the valuesecuritiesofsuch or options.

*X-Alpha Index live as of 10/2/06, prior returns are retrospectively calculated.
                                       5               Source for All: Bloomberg

Issuer Free Writing Prospectus. Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                            Dated: March 4, 2010
[GRAPHIC OMITTED] X-Alpha USD Total Return Index
                  Global Markets Equity

Risk Factors:

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF EACH DB REGIONAL STYLE
INDEX, AND EACH BENCHMARK INDEX SPONSOR MAY ADJUST THE RELEVANT INDEX IN A WAY
THAT AFFECTS ITS LEVEL -- Deutsche Bank AG, London Branch, as the sponsor of each DB Regional Style Index (the "DB Regional Style Index Sponsor") and each
Benchmark Index Sponsorponsibleareforres calculating and maintaining the DB
Regional Style Indices and the Benchmark Indices, respectively. The DB Regional
StyleSponsorIndexand any Benchmark Index Sponsor can add, delete or substitute a component stock of a DB Regional Style Index or a BenchmarkheIndex,casemayast be, or make methodological changes that could affect the level of the relevant index. You should realize that any changes ingionaltheDBStyleRe Index components or the Benchmark Index components may affect the relevant DB
Regional Style Index or Benchmark Index, asythebe,caseand may therefore affect the X-Alpha Index, as any newly added component stock may perform significantly better or worse thannentthecompostockit replaces. Additionally, the DB Regional
Style Index Sponsor and any Benchmark Index Sponsor may alter, discontinue or suspend orcalculationdissemination of the relevant index. Any of these actions could adversely affect the value of your securities or options linked to an
Xdex-Alpha.TheInDB Regional Style Index Sponsor and the Benchmark Index
Sponsors have no obligation to consider your interests in calculating or revisingevanttheindicesrel.

POTENTIAL CONFLICTS OF INTEREST EXIS T BECAUSE THE ISSUER OF SECURITIES LINKED
TO AN X-ALPHA INDEX, THE CALCULATION AGENT FOR THE SECURITIES LINKED TO AN
X-ALPHA INDEX, THE X-ALPHA INDEX SPONSOR AND THE DB REGIONAL STYLE INDEX
SPONSOR ARE THE SAME LEGAL ENTITY -- Deutsche Bank AG is the Issuer of
securities linked to the X-Alpha indices, the calculation agent for securities linked to the X-Alpha indices, the X-Alpha Index Sponsor and the DB
RegionalIndexStylSponsor. As the X-Alpha Index Sponsor and the DB Regional
Style Index Sponsor, Deutsche Bank AG carries out calculations necessary toe
eachpromulgatX-Alpha Index and each of the DB Regional Style Indices and maintains some discretion as to how such calculations are
madear,.IntheparticulX-Alpha Index Sponsor and the DB Regional Style Index
Sponsor have discretion in selecting among methods for calculating each
X-AlphandeachIndexofathe DB Regional Style Indices, respectively, in the event that the regular means of determining the values of the
components-AlphaofeachIndexX or any of the DB Regional Style Indices, as the
case may be, are unavailable at the time such determinations are scheduled to
takeX-Alphaplace.IndexThe Sponsor also has discretion to make changes in the reconstitution periods for each X-Alpha Index, and the DB Regional Style
IndexorhasSponsdiscretion under certain circumstances in selecting the component stocks of each DB Regional Style Index. There can be no assuranceerminationsthatanydetmade by Deutsche Bank AG in these various capacities will not affect the levels of each X-Alpha Index or any DB Regional
Styleor Indicesthevalue of securities or options linked to an X-Alpha Index.
Because determinations made by Deutsche Bank AG in these roles may affect the paymentsadeonoptionsm and securities linked to the X-Alpha Indices, potential conflicts of interest may exist between Deutsche Bank AG and you.

*X-Alpha Index live as of 10/2/06, prior returns are retrospectively calculated.
                                       6               Source for All: Bloomberg

Issuer Free Writing Prospectus. Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                            Dated: March 4, 2010
[GRAPHIC OMITTED] X-Alpha USD Total Return Index
                  Global Markets Equity
                                                                                                                                            .

Important Information:
Use of hypothetical information:
Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike an actualanceperformrecord based on actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested modelesigneditselfwithd the benefit of hindsight.
Taking into account historical events the backtesting of performance also differs from actual account performanceecauseanbactual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factorsbacktested.Th performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction offees,advisorybrokerage or other commissions, and any other expenses that a client would have paid or actually paid. No representation is made thatstrategyanytradingoraccount will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions mightsignificantlyproduce different results and prove to be more appropriate.
Past hypothetical backtest results are neither an indicator nor
guaranteereturnsoffuture.Actual results will vary, perhaps materially, from the analysis. Results represent the performance of each basket on a back tested basis,structuretiedtowhose economics are determined by current economic factors such as current volatilities and interest rates. There is no guaranteeilarthatstructureasim would have been available at any point in the past and that such results could have been achieved.

Past performance:
The past performance of securities, indexes or other instruments referred to herein does not guarantee or predict mancefutureperfor.

Deutsche Bank may hold positions:
We or our affiliates or persons associated with us or such affiliates may:
maintain a long or short position in securitiesrredtorefeherein, or in related futures or options, purchase or sell, make a market in, or engage in any other transaction involving such securities,brokerageandearnor other compensation.

Instruments linked to this index typically involve a high degreeofrisk, are not transferable and typically will not be listedortraded on any exchange and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involvedrket. valueThemaofany structured security linked to this index may be affected by changes in economic, financial and political factors (includingnotlimitedbut to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credittyofanyqualiissuer or reference issuer. Any investor should conduct his/her own investigation and analysis of any product linked to this index and consulthitsownwitprofessional advisors as to the risks involved in making such a purchase; since, it may be difficult to realize the investment priorrity,toobtainmatureliable information about the market value of such investments or the extent of the risks to which they are exposed, includingoftotaltheriskloss of capital.

Tax:
Deutsche Bank AG, including its subsidiaries and affiliates, does not provide legal, tax or accounting advice. This communication was prepared solely in connection with the promotion or marketing, to the extent permitted by applicable law, of the transaction or matter addressederein,andhwas not intended or written to be used, andnnotca be used or relied upon, by any taxpayer for purposes of avoiding any U.S. federal income tax penalties. The recipient of this communication should seek advice from an independent tax advisor regarding any tax matters addressedasedhereinonits bparticular circumstances.

Any information relating to taxation is based on information currently available. The levels and bases of, and reliefxationfrom,canta change and the benefits of products where discussed may cease to exist. Because of the importance of tax considerations to all optiontions,transactheinvestor considering options should consult with his/her tax advisor as to how taxes affect the outcome of contemplated optiononstransacti.

Not insured:
These instruments are not insured by the Federal Deposit Insurance Corporation
(FDIC) or any other U.S. governmentaleseagencyinstruments.Th are not insured by any statutory scheme or governmental agency of the United Kingdom. The distribution of this document andility ofavailabthese products and services in certain jurisdictions may be restricted by law. These securities have not been registered under theesUnitedSecuritiesStat Act of 1933 and trading in the securities has not been approved by the United States Commodity Exchange Act, as amended.

The Bank and affiliates:
"Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private WealthgementManarefers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world. Deutsche Bank Alex. BrownionisofaDeutschedivis Bank Securities Inc.

Change to X-Alpha Index calculation methodology:
On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha IndexorlevelstoJulypri17, 2007 were not restated. Further information is available in the X-Alpha Index Description, which has been filed on the SECandwebsitecanbe found at the following URL:
http://www.sec.gov/Archives/edgar/data/1159508/000119312508041971/d424b21.pdf

Free writing prospectus:
Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which thisnicationcommumay relate. Before you invest, you should read the prospectus in that registration statement and other documents the issuer hasthefiledSECwithfor more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Webwwsite.secat.govw. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectusif you request it by calling toll-free 1-800-311-4409.

*X-Alpha Index live as of 10/2/06, prior returns are retrospectively calculated.
                                       7               Source for All: Bloomberg